Exhibit 10.2g

RESTRICTED SHARE UNIT

TERMS OF AWARD UNDER

STEREOTAXIS, INC. 2002 STOCK INCENTIVE PLAN

THIS AGREEMENT, made effective as of the grant date of October 10, 2011, by and between Stereotaxis, Inc., a Delaware corporation (the “Company”), and the “Awardee”.

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has adopted the Stereotaxis, Inc. 2002 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”) pursuant to which equity awards may be granted to employees of the Company and its subsidiaries and certain other individuals; and

WHEREAS, the Company desires to grant to Awardee a restricted share unit award as noted above for shares of its stock under the terms hereinafter set forth (“Award”);

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Award Subject to Plan. This award is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Awardee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Paragraph 4 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of Awards.

2. Grant and Terms of Award. Pursuant to action of the Committee, which action was taken on the date of the grant, the Company awards to Awardee restricted stock units (“RSUs”) in the number communicated to Awardee herewith and acknowledged by Awardee. Each RSU represents the obligation of the Company to transfer one share of Common Stock to the Awardee at the time provided in this Agreement, provided such RSU is vested at such time.

3. Vesting. On March 31, 2013, 100% of the RSUs will become vested if the Awardee has been continuously employed with the Company since the Date of Award. If the Awardee terminates service for any reason prior to March 31, 2013, the Awardee shall forfeit the RSUs; provided that, (1) upon involuntary termination by the Company for reasons other than Cause, a prorated number of the RSUs shall become fully vested based on the ratio of the number of days from the date of grant to the date of termination over the number of days from the date of grant until March 31, 2013; and (2) if there is a Change of Control (as hereinafter defined) and Awardee terminates for Good Reason no later than the last day of the calendar year in which the Change of Control occurs (or, if later, the 15th day of the third month following the date of the Change of Control), the RSUs shall vest immediately. Subject to the preceding sentence, in the event that Awardee terminates service with the Company for any other reason prior to March 31, 2013, all RSUs will be forfeited by Awardee.

4. Payment. On the date of vesting, the Company will transfer one share of Common Stock for each RSU which vested.

5. Source of Payment. Shares of Common Stock transferable to the Awardee under this Agreement shall be authorized but unissued shares. The Company shall have no duties to segregate or set aside any assets to secure the Awardee’s right to receive shares of Common Stock under this Agreement. The Awardee shall not have any rights with respect to transfer of shares of Common Stock under this Agreement other than the rights of employees seeking past wages from the Company.

6. RSUs Non-Transferable. RSUs awarded hereunder shall not be transferable by the Awardee. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Awardee under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Awardee to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

7. Shareholder Rights. The Awardee shall not have the rights of a shareholder of the Company with respect to RSUs, such as the right to vote.

8. Definitions. For purposes of the Award, the following terms shall have the following meanings, except where otherwise noted:

(a) “Cause” shall mean Awardee’s fraud or willful misconduct as determined by the Committee.

(b) “Change of Control” shall mean:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board” and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(c) “Company” shall mean Stereotaxis, Inc., a Delaware corporation.

(d) “Company Stock” shall mean common stock of the Company.

(e) “Good Reason” shall mean:

(i) Requiring Awardee to be based at any office or location more than 50 miles from Awardee’s office or location as of the date of the Change of Control;

(ii) The assignment to Awardee of any duties inconsistent in any respect with Awardee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change of Control or any action by the Company or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an action taken by the Company or one of its subsidiaries, to which Optionee objects in writing by notice to the Company within 10 business days after Optionee receives actual notice of such action, which is remedied by the Company or one of its subsidiaries promptly but in any event no later than 5 business days after Optionee provided such notice; or

(iii) The reduction in Awardee’s total compensation and benefits below the level in effect as of the date of the Change of Control.

9. Withholding. The Company shall withhold sufficient shares to satisfy the Company’s obligation to withhold for tax requirements at the time of payment of shares hereunder, as appropriate, if Awardee is at the time of payment subject to the Company’s policies regarding restrictions on trading within specified trading “windows”, and the Company may, in its sole discretion, so withhold if Awardee is not subject to such restrictions upon Awardee’s request. In the event that the Company withholds shares as contemplated in this Section, the Awardee shall receive a net number of shares equal to the shares to which the Awardee is otherwise entitled hereunder, less the number of shares withheld by the Company hereunder. In the event that the Company determines not to withhold shares for an Awardee who is not subject to the trading restrictions prior to the payment or settlement of the Award, as appropriate, the Awardee must pay, or make arrangements acceptable to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. Such arrangements for payment of withholding may include, for example, directing an appropriate broker to sell such number of shares as necessary to result in a cash amount equal to the withholding requirements.

10. Termination of Service. Awardee shall forfeit the RSUs to the extent not vested prior to Awardee’s termination of service. The RSUs hereby granted shall not be affected by any change of service so long as Awardee continues to be a service provider to the Company or a subsidiary thereof. Nothing herein shall confer on Awardee the right to continue in the service of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate Awardee’s service at any time.

11. Committee Administration. These Awards have been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of these Awards, shall have plenary authority to interpret any provision of this grant and to make any determinations necessary or advisable for the administration of this grant and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Awardee by the express terms hereof.

12. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Awardee is deemed to submit to the exclusive jurisdiction and venue of the federal or sate courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Agreement.

Frequently Asked Questions

Restricted Stock Units – Special October 2011 Grant

What are Restricted Stock Units?

Restricted Stock Units (“RSUs”) are the right to receive shares of the Company’s common stock if the RSUs vest. The restriction relates to vesting requirements. Once vested, shares are transferred to you and are fully tradable, normal, common shares of the Company’s common stock.

Do I pay for these RSUs?

No. RSUs represent the promise to transfer actual shares to the employee by the Company. There is no exercise price to be paid.

What about vesting?

100% of the RSUs will vest on March 31, 2013.

Does the employee need to do anything to receive these shares?

No. If the vesting date is met, the Company will issue freely tradable common shares to the employee.

Do I have control over vesting and the related tax event?

No. In the year in which the shares are transferred to you, we will report as taxable income to you on your W-2, the per share fair value at the date of transfer multiplied by the number of shares paid on that date.

Are there any taxes to be paid on transfer?

Yes. Upon transfer, the employee can either remit the required amount of cash to the Company (via BNY—Mellon) to fulfill the required withholding or have BNY—Mellon withhold and sell the required number of shares to cover this requirement. In the latter case, the employee will receive the net number of shares. The Company (via the Bank of New York) will provide you with detail regarding your RSUs in advance of the transfer date.

What if I am subject to insider trading rules?

If you are subject to insider trading restrictions (subject to not trading within the blackout periods established by the company), withholding requirements which occur will be satisfied by selling a sufficient number of vesting shares to satisfy the withholding requirement.

We will have procedures in place with our plan administrator to have this occur automatically, without any action on your part.

Can I get capital gain treatment for these shares?

On the date shares are transferred, you will be considered to have earned compensation equal to the fair value of the number of shares on that date. Your holding period for capital gain purposes begins on the date the shares are paid to you and the amount of compensation income reported becomes your tax basis in these shares. Any gain/loss after that date is capital gain/loss with a basis equal to the amount included in your income on the payment date.

Will I receive certificates for these shares as soon as they are awarded?

No. The actual shares will not be registered in your name until the RSUs vest and are paid to you. You are not the owner of the shares until after vesting and payment occur.

What will be included on my W-2 at the end of the year?

Your W-2 will reflect the compensation realized at the time the RSUs are paid to you in shares.

Such amount can be recomputed by multiplying the total number of shares paid by the closing price on the date of payment. Your W-2 will also include the applicable withholding taxes on the transaction.

Example: John was granted 400 RSUs all paid in 2013. On the date of payment, the price of the stock was $4.00 per share. John will have $1,600 (400 shares multiplied by $4 per share) of compensation income included on his W-2. Assume that John owed withholding taxes of 25% or $400. His W-2 will reflect the amount of taxes that he contributed either by providing BNY – Mellon with funds to remit directly to Stereotaxis or by selling shares to cover the taxes.

Will I receive a 1099 at the end of the year and if so, for what?

If you choose to sell some or all of your shares at the time of payment or at any other time of the year through BNY—Mellon, you will receive a Form 1099 to report the gross proceeds of the sale. The listed payer will be Stereotaxis, Inc. (Troy, Michigan). Box 2 will contain the gross proceeds which can be recomputed by multiplying the number of shares sold by the price realized at the time of sale. In Box 7 you will find the number of shares actually sold.

How do I report this on my tax return?

You will report ordinary compensation income via your W-2 as indicated above. If you sell any of the shares, the transaction must be reported as a capital transaction (Schedule D) and may result in either a gain or loss.

Example 1 – Shares are paid, employee sells shares to cover taxes

John was granted 400 RSUs of which 400 were paid in 2013. On the date of payment, the price of the stock was $4.00 per share. John will have $1,600 (400 shares multiplied by $4 per share) of compensation income included on his W-2. Assume that John owed 25% withholding taxes or $400 ($1,600 multiplied by 25%) and that John elected to pay for his withholding by selling enough shares to cover his taxes. Assume further that share price is still $4.00 per share at the time the shares were sold. BNY—Mellon will sell the shares on John’s behalf and remit $400 to Stereotaxis for withholding which will be reflected on John’s W-2. Because John sold shares, he will also receive a 1099 for $400 (100 shares multiplied by $4 per share). When preparing his federal taxes, John will record the $400 in gross proceeds from the sale of the stock (as evidenced by the 1099) on Schedule D and record $400 as the cost of the stock (computed 100 shares sold multiplied by $4.00 per share that was recorded in his W-2 income). Thus, although John has a capital transaction he has no associated gain or loss. The basis in his remaining 300 shares of stock is $1,200 (300 shares multiplied by $4 per share as recorded in W-2 income).

Example 2 – Employee elects to sell all 400 of the vested shares and stock price is not the same at the time of payment and sale.

The amount of compensation income to be included in income on the W-2 is calculated as the number of shares that are paid multiplied by the closing price on the date of payment. The following day, BNY—Mellon sells the shares into the market and will most likely realize a price that is either higher or lower than the closing price of the day before. Using the example above, if BNY—Mellon sells the shares for $5.00 per share, the employee realizes a total of $2,000 on the sale of 400 shares. The W-2 impact is the same as in the previous example. John will receive a 1099 for $1,600 and will realize a capital gain in the amount of $400 ($2,000 proceeds from sale less $1,600 recorded in W-2) which should be recorded on a Schedule D for federal tax purposes.

This should not be considered tax advice. Please consult your tax advisor as to the proper tax treatment specific to your transaction.